UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2014

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    In December 2013, Big Lots, Inc. (“we,” “us,” “our” or “Company”) announced its intention to wind down the operations of its Canadian segment. The decision to wind down the Canadian segment operations followed an evaluation of our long range strategic objectives and a preliminary evaluation of our 2014 financial plan. As a result of those evaluations, we determined the Canadian segment does not fit into our strategic plan for maximizing long-term shareholder returns based on our expectations of the required investments necessary to improve the Canadian segment’s financial performance, both in the near and long-term.

The wind down of our Canadian operations has been separated into two phases: our distribution centers and our stores. In January 2014, we ceased the operations of our Canadian distribution centers. In February 2014, we ceased the operations of our Canadian stores. As a consequence of winding down the operations of our Canadian segment, on April 18, 2014, the employment of Joe R. Cooper, Executive Vice President and President, Big Lots Canada, was terminated.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: April 21, 2014	By:	/s/ Ronald D. Parisotto
Ronald D. Parisotto
Senior Vice President, General Counsel
and Corporate Secretary